UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2013

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 31, 2013, Piedmont Natural Gas Company, Inc. (the "Company") filed a general rate application with the North Carolina Utilities Commission ("NCUC") to increase rates and charges for the first time since the Company’s last general rate proceeding in 2008. On October 4, 2013, the Company reached a settlement with the Public Staff of the North Carolina Utilities Commission and the Carolina Utility Customers Association, Inc. (together the "Stipulating Parties") whereby the Company and the Stipulating Parties agreed to the following:

• Adjusted rates and charges to provide incremental annual total revenues of $30.7 million and annual pre-tax income of $24.2 million
-- $13.7 million of increased revenue related to higher fixed gas costs from an upstream provider
-- $3.5 million of increased revenue related to increased regulatory asset amortization
-- $10.9 million of increased pre-tax income related to lower annual depreciation
-- Reflects the Company’s actual total rate base in North Carolina of $1.8 billion as of September 30, 2013, an equity capital structure component of 50.7%, and a return on Common Equity of 10.0%
• Implementation of an integrity management rider ("IMR") to separately track and recover the costs associated with capital expenditures to comply with federal pipeline safety and integrity requirements outside of a general rate case
-- IMR filings to occur annually every November to capture costs incurred through October with revised rates to be in effect in February
-- Rate adjustments made to the volumetric portion of customer bills
• Partial recovery of plant held for future use associated with the Robeson LNG project that will result in a one-time charge of $1.8 million in October 2013
• New rates to be effective January 1, 2014

The settlement between the Company and the Stipulating Parties is subject to approval by the North Carolina Utilities Commission. A hearing has been set for the week of October 14, 2013.

This document contains forward-looking statements. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to future events, risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to new legislation and regulation and application of existing laws and regulations, economic and capital market conditions, intervention by third parties, and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not place undue reliance on these forward-looking statements when making investment decisions. The words “expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could,” “assume,” “estimate,” “forecast,” “future,” “indicate,” “outlook,” “plan,” “predict,” “seek,” “target,” “would,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are only as of the date they are made and we do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise. More information about the risks and uncertainties relating to these forward-looking statements may be found in Piedmont’s most recent Form 10-Q, which is available on the SEC’s website at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

October 4, 2013	By:	Karl Newlin

Name: Karl Newlin
Title: Senior Vice President and Chief Financial Officer